EXHIBIT 23.2

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors

Alcon, Inc.:

We consent to the use of our report incorporated herein by reference from the Annual Report of Foreign Private Issuer on Form 20-F for the year ended December 31, 2002, which includes an explanatory paragraph for Alcon, Inc.’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

KPMG LLP

Fort Worth, Texas

December 8, 2003